As filed with the Securities and Exchange Commission on March 6, 2026

Investment Company Act File No. 811-24026

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940
Amendment No. 1
Corient Registered Alternatives Fund
(Exact name of Registrant as specified in Charter)

830 Brickell Plaza
Suite 4800
Miami, Florida 33131
(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: 305-786-6577
Scott Akins
Segall Bryant & Hamill, LLC
c/o Corient
830 Brickell Plaza
Suite 4800
Miami, Florida 33131
(Name and address of agent for service)

COPY TO:
George Zornada, Esq.
Pablo Man, Esq.
K&L Gates LLP
One Congress Street
Boston, Massachusetts 02114

Check each box that appropriately characterizes the Registrant:
☒	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (the “Investment Company Act”)).
☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).
☐	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).
☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).
☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).
☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”)).
☐
If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☐	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

EXPLANATORY NOTE

Registrant is filing this Amendment pursuant to Section 8(b) of the Investment Company Act. Shares of Registrant are not registered under the Securities Act and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of, and/or Regulation D under, the Securities Act. Investments in Registrant may only be made by individuals or entities meeting the definitions of an “accredited investor” in Regulation D under the Securities Act, a “qualified client” in Rule 205-3 under the Investment Advisers Act of 1940, and an “Eligible Investor” as described in the Registration Statement. This Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Registrant.
This Amendment to the Registration Statement on Form N-2 (File No. 811-24026) of Corient Registered Alternatives Fund (the “Registration Statement”) is being filed solely for the purpose of adding exhibits to the Registration Statement. Accordingly, this Amendment consists only of a facing page, this explanatory note and Part C of the Registration Statement setting forth the exhibits to the Registration Statement. This Amendment does not modify any other part of the Registration Statement. The contents of the Registration Statement are hereby incorporated by reference.

PART C: OTHER INFORMATION
Item 25. Financial Statements and Exhibits
(1)	Financial Statements: Not applicable
(2)	Exhibits:
	(a)	(1) Certificate of Trust(1)
(2) Declaration of Trust(1)
	(b)	By-Laws(1)
	(c)	Not applicable
	(d)	See Items 25(2)(a)(2) and 25(2)(b)
	(e)	Dividend Reinvestment Plan(1)
	(f)	Not applicable
	(g)	(1) Investment Advisory Agreement between the Registrant and Segall Bryant & Hamill, LLC(1)
(2) Investment Subadvisory Agreement between the Registrant, Segall Bryant & Hamill, LLC and Churchill Asset Management LLC(1)
	(h)	Not applicable
	(i)	Not applicable
	(j)	Custody Agreement between the Registrant and UMB Bank, n.a.(2)
	(k)	(1) Administration Agreement between the Registrant and UMB Fund Services, Inc.(2)
(2) Expense Limitation and Reimbursement Agreement between the Registrant and Segall Bryant & Hamill, LLC(2)
(3) Transfer Agency and Shareholder Services Agreement between the Registrant and UMB Fund Services, Inc.(2)
(4) Placement Agent Agreement between the Registrant and Foreside Financial Services, LLC(2)
(5) Escrow Agreement between the Registrant and UMB Fund Services, Inc. and UMB Bank, n.a.(2)
	(l)	Not applicable
	(m)	Not applicable
	(n)	Not applicable
	(o)	Not applicable
	(p)	Not applicable
	(q)	Not applicable
	(r)	(1) Code of Ethics of the Registrant(1)
(2) Code of Ethics of Segall Bryant & Hamill, LLC(2)
(3) Code of Ethics of Churchill Asset Management LLC(2)
	(s)	Not applicable

(1)	Incorporated herein by reference to the corresponding exhibit of the Registrant’s Registration Statement on Form N-2 (File No. 811-24026), filed on November 18, 2024 (the “Registration Statement”).
(2)	Filed herewith.

Item 26. Marketing Arrangements
Reference is made to the Placement Agent Agreement included as an exhibit of the Registration Statement.
Item 27. Other Expenses of Issuance or Distribution
Not applicable.
Item 28. Persons Controlled by or Under Common Control with the Registrant
None.
Item 29. Number of Holder of Securities
As of December 31, 2025:
Title of Class	Number of Record Holders
Class I Shares	1704

Item 30. Indemnification
Reference is made to Article V of Registrant’s Declaration of Trust included as an exhibit of the Registration Statement.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the trustees, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by the trustees, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by the trustees, officer or controlling person, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Item 31. Business and Other Connections of Investment Adviser
The descriptions of Segall Bryant & Hamill, LLC under the caption “Management of the Fund” in the Registration Statement are incorporated by reference. Information as to the directors and officers of Segall Bryant & Hamill, LLC together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Segall Bryant & Hamill, LLC in the last two years is incorporated by reference to the information contained in the Form ADV of the Segall Bryant & Hamill, LLC filed with the SEC pursuant to the 1940 Act (SEC No. 801-47232, IARD/CRD# 106505). The Adviser’s principal business address is 10 S Wacker Dr, Suite 3100, Chicago, IL 60606.
The descriptions of Churchill Asset Management LLC under the caption “Management of the Fund” in the confidential private placement memorandum of this registration statement are incorporated by reference herein. Information as to the directors and officers of Churchill Asset Management LLC together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Churchill Asset Management LLC in the last two years is incorporated by reference to the information contained in the Form ADV of the Churchill Asset Management LLC filed with the SEC pursuant to the 1940 Act (SEC No. 801-81144, IARD/CRD# 175092). The Subadviser’s principal business address is 375 Park Avenue, New York, New York 10152.
Item 32. Location of Accounts and Records
The books, accounts and other documents required by Section 31(a) under the 1940 Act, and the rules promulgated thereunder will be maintained at the offices of:
(1)	Corient Registered Alternatives Fund, 830 Brickell Plaza, Suite 4800, Miami, Florida 33131;
(2)	UMB Fund Services, Inc. 235 West Galena Street Milwaukee, Wisconsin 53212;

(3)	Segall Bryant & Hamill, LLC, 10 S Wacker Dr, Suite 3100, Chicago, IL 60606; and
(4) Churchill Asset Management LLC, 375 Park Avenue, New York, New York 10152.
Item 33. Management Services
Not applicable.
Item 34. Undertakings
Not applicable.

SIGNATURE
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, and the State of New York, on the 6th day of March, 2026.
CORIENT REGISTERED ALTERNATIVES FUND (A Delaware statutory trust)

By: /s/ Paul Platkin
Name: Paul Platkin
Title: President